UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

Elicio Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

451 D Street, 5th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)

(857) 209-0050
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2024, Elicio Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company issued a 3.0% Senior Secured Convertible Promissory Note due February 15, 2026 (the “Convertible Note”) in the principal amount of $20.0 million (the “Note Financing”).  The purchaser of the Convertible Note is GKCC, LLC, an entity controlled by a member of the board of directors of the Company (the “Purchaser”). The Convertible Note was sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company estimates that the net proceeds from the sale of the Convertible Note, after deducting offering expenses, will be approximately $19.7 million. The Company intends to use the net proceeds from the Note Financing for working capital and general corporate purposes.

JonesTrading Institutional Services LLC served as financial advisor for the Note Financing.

The Convertible Note will be a senior, secured obligation of the Company and its subsidiaries, and interest will accrue and be payable quarterly in cash on the principal amount equal to 3% per annum, with an initial interest payment date of June 30, 2025. The Convertible Note will mature on February 15, 2026, unless earlier converted in accordance with the terms of the Convertible Note. The Convertible Note is secured by a (i) first priority lien on substantially all assets of the Company and its subsidiaries, pursuant to the Security Agreement (as defined below) and (i) first priority lien on intellectual property of the Company, as further described in and pursuant to the IP Security Agreement (as defined below).

The Convertible Note will be convertible into shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), in whole or in part, at the option of the Purchaser at any time, based on an initial conversion price of $5.81 (the “Conversion Price”) per share of Common Stock, subject to adjustment in certain circumstances; provided that the Company shall not effect any conversion under the Convertible Note and the Purchaser thereof shall not have any right to convert any portion of the Convertible Note until the Company’s stockholders shall have provided all approvals as may be required by the applicable rules and regulations of The Nasdaq Stock Market, LLC (“Stockholder Approval”).

If at any time from and after the date of the Securities Purchase Agreement and for so long as the closing price of the Common Stock on Nasdaq equals or exceeds 135% of the Conversion Price for 20 trading days in a 30 trading day period, then the Company has the right to require the Purchaser to convert all or any portion of the Convertible Note, including any accrued but unpaid interest into shares of Common Stock, as further described in the Convertible Note; provided that the Company shall not effect any such conversion under the Convertible Note until the Company obtains Stockholder Approval.

The Convertible Note contains customary terms and covenants and customary events of default (an “Event of Default”). Upon the occurrence of any Event of Default, at the Purchaser’s election, the outstanding principal amount of the Convertible Note, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable. After the occurrence of any Event of Default that results in the eventual acceleration of the Convertible Note, the interest rate on the Convertible Note shall accrue at an interest rate equal to 18% per annum (with a credit for any “unused” guaranteed interest).

Pursuant to the Securities Purchase Agreement, the Company is obligated, among other things, to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) by November 15, 2024 for purposes of registering the shares of Common Stock issuable upon conversion of the Convertible Note for resale by the Purchaser, and to use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days after filing such registration statement with the SEC, or in the event the SEC reviews and has written comments to the registration statement, within 90 days following the receipt of such written comments. The Securities Purchase Agreement contains customary terms and conditions for a transaction of this type, including certain customary indemnification rights and certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

The Securities Purchase Agreement also contains certain affirmative and negative covenants (including, without limitation, restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or certain debt payments or consummate certain affiliate transactions) and customary representations and warranties of the Company and the Purchaser, indemnification obligations of the parties, termination provisions, and other obligations and rights of the parties.

On August 12, 2024, in connection with the issuance of the Convertible Note, the Company also entered into a security agreement (the “Security Agreement”) and an intellectual property security agreement (the “IP Security Agreement”), each with the Purchaser, pursuant to which the Company granted the Purchaser a continuing security interest in certain collateral to secure the full and prompt payment, performance and observance of all present and future indebtedness, obligations, liabilities and agreements of any kind of the Company to the Purchaser arising under or in connection with the Convertible Note. On August 12, 2024, the Company’s subsidiaries (the “Guarantors”) also entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with the Purchaser, pursuant to which the Guarantors have guaranteed to the Purchaser the prompt and complete payment and performance when due of the obligations under the Securities Purchase Agreement.

The foregoing descriptions of the Convertible Note, the Securities Purchase Agreement, the Security Agreement, the IP Security Agreement and the Subsidiary Guarantee are only summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Convertible Note, the Securities Purchase Agreement, the Security Agreement, the IP Security Agreement and the Subsidiary Guarantee, which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Purchaser in the Securities Purchase Agreement, the Convertible Note was sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the Convertible Note nor the Common Stock issuable on conversion thereof have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Convertible Notes, shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On August 12, 2024, the Company issued a press release related to the Convertible Note. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description

4.1	Form of Senior Secured Convertible Promissory Note due February 15, 2026.

10.1	Securities Purchase Agreement, dated August 12, 2024, by and between the Company and GKCC, LLC*

10.2	Security Agreement, dated August 12, 2024, by and between the Company and GKCC, LLC*

10.3	IP Security Agreement, dated August 12, 2024, by and between the Company and GKCC, LLC*

10.4	Subsidiary Guarantee, dated August 12, 2024, among Elicio Operating Company, Inc., Elicio Securities Corp. and GKCC, LLC*

99.1	Press Release dated August 12, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elicio Therapeutics, Inc.

Date: August 12, 2024	By:	/s/ Robert Connelly
Robert Connelly
President and Chief Executive Officer (Principal Executive Officer)